Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Members of

Extra Space Storage LLC

We hereby consent to the inclusion in this Amendment No. 2 to this Registration Statement of Extra Space Storage Inc. on Form S-11 of our report dated June 10, 2004, relating to the combined statement of revenues and certain expenses of Storage Spot Properties No. 1, LP and Storage Spot Properties No. 4, LP for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts.”

/s/	R.J. Gold & Company, P.C.
Waltham, Massachusetts
July 26, 2004